UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2014

THE MARYJANE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55031	98-1039235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. 70th Avenue Denver, CO 80229
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (303) 835-8603

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") may contain "forward looking" statements or statements which arguably imply or suggest certain things about our future. Statements, which express that we "believe," "anticipate," "expect," or "plan to," and any other similar statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward looking statements.

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2014, The MaryJane Group, Inc. (the "Company") entered into an Executive Employment Agreement (the "Agreement") with Charles G. Berkowitz wherein Mr. Berkowitz was hired to serve as the Company's Chief Operating Officer for an initial term of three years. The Agreement will be automatically extended on its anniversary date for subsequent one-year terms unless either party gives notice that they intend not to renew at least three months in advance of the automatic renewal date. Mr. Berkowitz will receive a base annual salary of $100,000 through December 31, 2014, $125,000 for calendar year 2015 and $150,000 for the remaining initial term. Mr. Berkowitz will receive a monthly car allowance of not less than $500. Upon execution of the Agreement, Mr. Berkowitz was issued 250,000 shares of the Company's Common Stock and will receive an additional 250,000 shares per month for the subsequent nine months for an aggregate issuance of 2,500,000 shares. Mr. Berkowitz agreed not to compete for a period of two years following the end of his employment. The terms outlined herein are qualified in their entirety by the Agreement which is included as an exhibit hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As mentioned herein below, Charles G. Berkowitz was issued 250,000 shares of the Company's Common Stock upon him being named as Chief Operating Officer. In addition, he will receive 250,000 shares for each of the nine succeeding months. The shares are being issued in reliance on Section 4(2) and Regulation D of the United States Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock will not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Chief Executive Officer

On June 27, 2014, the Board of Directors of The MaryJane Group, Inc. (the "Company"), appointed Charles G. Berkowitz as its Chief Operating Officer. The Company agreed to pay Mr. Berkowitz an annual base salary of $100,000 with annual increases. In addition, the Company agreed to grant Mr. Berkowitz the right to receive 2,500,000 shares of the Company's Common Stock; 250,000 shares were issued upon him being named as Chief Operating Officer, with the remaining 2,225,000 shares to be issued equally over the next nine-month period (or 250,000 shares per month).

Mr. Berkowitz, 34, is the owner of NYC 420 Investors, an organization for those interested in investing in the medical marijuana sector, in addition to other companies that conduct seminars and events relative to raising capital for the cannabis industry. Previously, Mr. Berkowitz owned and operated First Response DataCom and First Response Security, companies specializing in data storage and low voltage security.

Currently, and for the past ten years, Mr. Berkowitz has not been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exh. No.	Date	Document
10.01	June 27, 2014	Executive Employment Agreement with Charles G. Berkowitz*

_______________________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2014	THE MARYJANE GROUP, INC.

By: /s/ Joel Schneider
Name: Joel Schneider
Title: Chief Executive Officer